                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT



        THIS REGISTRATION RIGHTS AGREEMENT ("Registration Rights Agreement") is made and entered into as of the 15th day of September, 1997, by and between ADVANCED MATERIALS GROUP, INC., a Nevada corporation ("Company"); and TIMOTHY R. BUSCH, Trustee of the TIMOTHY R. BUSCH LIVING TRUST DATED SEPTEMBER 7, 1983 ("Busch") on behalf of the Investors.

        1.0 RECITALS.

            1.1 Busch and Trilon have entered into the Purchase Agreement, pursuant to which Trilon, as the current holder of the Stock and the Warrants, has agreed to sell, and Busch, on behalf of the Investors, has agreed to purchase, the Stock and Warrants.

            1.2 Under the terms of the Warrants and the Credit Agreement, Trilon has been afforded multiple demand registration rights to cause a portion of the Stock and a portion of the Common Stock of the Company issuable upon exercise of the Warrants to be registered with the Commission and to participate in registered offerings by the Company.

            1.3 Busch, on behalf of the Investors, has requested that the Company agree to register all of the Stock and all of the Common Stock of the Company issuable upon exercise of the Warrants pursuant to a single registration and, in exchange therefor, is willing to relinquish all of its registration rights under the terms of the Warrants and the Credit Agreement and is willing to bear more of the expense incurred in connection with such registration than is currently provided in the Warrants and in the Credit Agreement.

            1.4 The Company, acting by its Board of Directors, believes it is in the Company's best interest to consolidate the Company's registration obligations into a single agreement to provide for single registration in accordance with the terms and conditions of this Registration Rights Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the Parties, intending to be legally bound, agree as follows:

        2.0 DEFINITIONS.

            2.1 "1933 Act" shall mean the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the 1933 Act) promulgated thereunder, all as the same shall be in effect at the time.

            2.2 "1934 Act" shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the 1934 Act) promulgated thereunder, all as the same shall be in effect at the time.

            2.3 "Affiliate" shall mean any Person (whether directly or indirectly or through one (1) or more intermediaries) who controls, is controlled by, or is under common control with another Person. In the case of a partnership, the general partner(s) thereof shall be deemed to control the partnership. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person in question.

            2.4 "Applicable Period" shall have the meaning set forth in Section 3.1(a) hereof.

            2.5 "Busch" shall mean Timothy R. Busch, Trustee of the Timothy R. Busch Living Trust Dated September 7, 1983.

            2.6 "Commission" shall mean the Securities and Exchange Commission.

            2.7 "Common Stock" shall mean the Company's common stock, $.001 par value per share, as authorized on the date of this Agreement, and (b) any stock or securities into which such common stock referenced in clause (a) above may be changed, reclassified or converted.

            2.8 "Company" shall mean Advanced Materials Group, Inc., a Nevada corporation, and any successor in interest to the Company by virtue of merger, consolidation, reorganization, asset purchase or otherwise.

            2.9 "Credit Agreement" shall mean that certain Credit Agreement dated September 21, 1994, by and between the Company and Dominion, as amended by an Amendment to Credit Agreement, dated July 13, 1995, and an

Amendment No. 2 to Credit Agreement, dated December 22, 1995, by and between the Company and Dominion or Trilon.

            2.5 "Dominion" shall mean Dominion Capital, Inc., a Virginia corporation.

            2.10 "Investor Representative" shall mean Timothy R. Busch, an individual, or such other Person which may be designated from time to time by a Majority in Interest of Investors.

            2.11 "Investors" shall mean the Persons designated by Busch to be members of the "Buyer" under the Purchase Agreement who will receive either, directly or indirectly, a portion of the Stock or Warrants pursuant to the Transaction, and their permitted successors and assigns. "Investor" shall mean one of the foregoing Persons.

            2.12 "Majority in Interest of Investors" shall mean the written approval or consent of at least seventy-five percent (75%) of the holders of then outstanding Registrable Securities (and treating for such purpose as outstanding all shares of Common Stock or other securities which are issuable upon exercise of the Warrants).

            2.13 "Parties" shall mean the Company and the Investors. "Party" shall mean one of the foregoing Persons.

            2.14 "Person" shall mean any natural person and any corporation, partnership, trust, limited liability company or other legal entity.

            2.15 "Purchase Agreement" shall mean that letter agreement dated August 13, 1997, between Trilon and Busch, pursuant to which Trilon has agreed to sell, and Busch, on behalf of the Investors, has agreed to purchase, the Stock and the Warrants.

            2.16 "Registrable Securities" shall mean (a) the Stock to be sold to the Investors pursuant to the Purchase Agreement, (b) the Common Stock issued or issuable upon exercise of the Warrants to be sold to the Investors pursuant to the Purchase Agreement and (c) all Common Stock or other securities of the Company which are issued or issuable in respect of the Common Stock or Warrants by way of, or as a result of, any stock dividend, stock split, distribution, stock issuance, recapitalization, merger, consolidation, reorganization or otherwise.

            2.17 "Registration Rights Agreement" shall mean this Registration Rights Agreement between the Parties.

            2.18 "Registration Statement" shall mean a registration statement on Form S-3 or other form mutually acceptable to the Company and a Majority in Interest of Investors filed by the Company with the Commission for a public offering and sale of equity securities of the Company, as amended by any supplement or amendment to such registration statement or document or any prospectus contained therein.

            2.19 "Stock" shall mean One Million Six Hundred Thousand Eight Hundred Seven (1,600,807) shares of Common Stock of the Company, to be purchased by the Investors from Trilon.

            2.20 "Transaction" shall mean the sale of the Stock and Warrants to the Investors by Trilon.

            2.21 "Trilon" shall mean Trilon Dominion Partners, LLC, a Delaware limited liability company.

            2.22 "Warrants" shall mean the Warrants, dated March 25, 1994, September 21, 1994, December 22, 1995 and December 22, 1995 issued by the Company to Trilon or to Trilon's predecessor in interest, Dominion, granting to the holder thereof the right to purchase an aggregate of Nine Hundred Sixty-Five Thousand (965,000) shares of Common Stock of the Company. For identification purposes, certain of the principal terms of such Warrants are described as follows:


       Date of             No. of Shares        Exercise Price           Expiration Date
       Warrant

       9/21/94                35,000            $0.90 per share              9/30/99
       3/25/94               840,000            $2.98 per share              3/24/99
      12/22/95                60,000            $0.75 per share            12/22/2000
      12/22/95                30,000            $0.75 per share            12/22/2000

        3.0 REGISTRATION OF COMPANY STOCK.

            3.1 Registration Obligation. As soon as practicable after the date hereof (and in no event later than October 15, 1997), the Company shall prepare and file a Registration Statement under the 1933 Act, covering the registration of all of the Registrable Securities . In connection with the Registration Statement, the Company shall, as expeditiously as reasonably possible:

                (a) use its reasonable best efforts to cause such Registration Statement to become effective with the Commission and keep such Registration Statement effective for two (2) years following the effective date of registration with the Commission (the "Applicable Period");

                (b) use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and prospectus contained therein as may be necessary (A) to comply with the provisions of the 1933 Act and (B) to keep such Registration Statement current and effective;

                (c) furnish to the Investor Representative copies of all documents proposed to be filed to permit the reasonable and timely review of statements contained in such documents pertaining to the Investors (which copies in all events shall be furnished to the Investor Representative (by personal delivery or overnight courier service) at least five (5) business days prior to the filing thereof) and thereafter furnish to the Investor Representative such numbers of copies of such Registration Statement, each amendment and supplement thereto, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Investor Representative may reasonably request in order to facilitate the disposition of the Registrable Securities;

                (d) in states for which appropriate exemptions are not available, use its reasonable best efforts to register and qualify (or satisfy an available exemption therefrom), and maintain for the Applicable Period such registration and qualification, the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of California and Nevada, and such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities or as shall be reasonably requested by the Investor Representative, provided that the Company shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not already so subject or qualified and provided, further, that if the registration or qualification in any jurisdiction (other than California or Nevada) necessitates the issuance of a permit by the applicable securities agency, the Investors shall bear all cost and expense of the registration or qualification in such jurisdiction;

                (e) use its reasonable best efforts (i) to maintain the authorization for quotation of the Registrable Securities covered by such Registration Statement on the National Association of Securities Dealers Automated Quotation System and (ii) to cause all Registrable Securities to be listed on each securities exchange on which shares of Common Stock of the Company are then listed or proposed to be listed;

                (f) notify the Investor Representative, promptly after it shall receive notice thereof, of the date and time which the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                (g) notify the Investor Representative promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of the Registration Statement or prospectus or for additional information;

                (h) prepare and promptly file with the Commission, and promptly notify the Investor Representative of the filing of, such amendments to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                (i) in the event the Investors or the underwriters for the Investors are required to deliver a prospectus at a time when the prospectus in circulation is not in compliance with the 1933 Act or the rules and regulations of the Commission, promptly prepare upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the 1933 Act and such rules and regulations.

        3.2 Furnish Information; Assumption of Agreement; Reliance.

            (a) It is a condition precedent to the obligations of the Company to take any actions pursuant to Section 3.1 hereof with respect to the Registrable Securities of any Investor that (i) prior to or promptly following the closing of the Transaction, the Investor Representative or other Person notifies the Company of the names and addresses of each of the Investors holding Registrable Securities, (ii) each such Investor shall furnish to the Company such information regarding such Person, the Registrable Securities held by such Person and the intended method of distribution of such securities as shall be required to effect the registration of such Investor's Registrable Securities and as may be required by law or by the Commission from time to time to keep such registration current, and (iii) each such Investor shall covenant that such Investor shall comply with relevant provisions of Regulation M promulgated by the Commission.

            (b) In connection with the consummation of the Closing, Busch shall cause each Investor receiving Registrable Securities and rights under this Registration Rights Agreement to agree in writing to assume all liabilities and obligations imposed under this Registration Rights Agreement upon such Investor and to be subject to the terms, conditions and limitations of this Registration Rights Agreement. Upon the execution of such an instrument by the Investors, Busch shall be fully discharged from, and shall bear no responsibility for, any obligations, liabilities, actions or inactions of or by any Investor in connection with or arising out of this Registration Rights Agreement, other than Busch.

            (c) The Company shall be entitled to conclusively rely upon any information, documents or statements provided by any Investor in accordance with this Section or by the Investor Representative, including but not limited to, notification to the Company by such Investor Representative of the approval of any action or inaction by a Majority in Interest of Investors.

        3.3 Expenses of Registration.

            (a) Except as provided below, all expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 3.1 hereof, including, without limitation, all registration filing and qualification fees, the fees and expenses incurred in connection with the authorization for quotation of the Registered Securities with the National Association of Securities Dealers Automated Quotation System, printers' and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

            (b) Notwithstanding the foregoing, in no event shall the Company be obligated to bear underwriting, brokerage or related fees, discounts or commissions or fees or expenses of counsel of the Investors, and, further, the Investors shall reimburse the Company for the reasonable out-of-pocket expenditures of the Company for legal, accounting or printing costs which are solely attributable to the need to revise the present existing draft registration statement prepared by the Company on Form S-3 listing the holder of the Registrable Securities as Trilon to the extent necessary to reflect the Transaction (such reimbursement not to exceed in the aggregate the sum of Fifteen Thousand Dollars ($15,000.00)).

            (c) Furthermore, to the extent that any transfer of registration rights of an Investor pursuant to Section 3.4 hereof necessitates a requirement imposed by the 1933 Act or other applicable law for the Company to make a post-effective amendment to any then effective Registration Statement, the transferring Investor shall reimburse the Company for all reasonable expenses incurred by the Company in connection with the preparation and filing of such post-effective amendment. Notwithstanding the foregoing, to the extent that under the 1933 Act or applicable law, revisions to any existing prospectus or Registration Statement can be accomplished through provision of a supplement to an existing prospectus, the Company shall amend such prospectus pursuant to a supplement (rather than by a formal post-effective amendment to the Registration Statement) and shall bear all costs associated therewith.

        3.4 Transfer of Registration Rights. The registration rights of each Investor under Section 3.1 may be transferred to either (a) any other Investor or an Affiliate of any Investor or (b) any transferee (or transferees who are Affiliates of each other) who acquire(s) at least twenty percent (20%) of the then outstanding shares of Registrable Securities (treating as outstanding for such purchase all Common Stock which is then issuable upon exercise of the Warrants); provided, however, that the Company is given written notice by the transferring Investor at the time of such transfer stating the name and address of the transferee(s) and identifying the securities with respect to which the rights under this Section are being assigned.

        3.5 Indemnification. In the event any shares of Registrable Securities are included in a Registration Statement pursuant to Section 3.1:

            (a) to the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Securities requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it and each Person, if any, who controls such holder or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or actions, joint or several, to which they or it may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company or relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them or it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person;

            (b) to the extent permitted by law, each Investor, severally and not jointly, requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities or actions to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements herein not misleading,in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld) and that the maximum amount of liability of such Investor under this Section 3.5(b) shall be limited to an amount equal to the net proceeds paid to such Investor of the Registrable Securities so sold in any registration pursuant to this Registration Rights Agreement; and

            (c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

        4.0 RULE 144

            The Company covenants that it will at all times use its reasonable best efforts to timely file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such other actions as may be necessary or any Investor may reasonably request to enable the Investors to sell the Registrable Securities without registration under applicable exemptions provided for under the 1933 Act, including, without limitation, Commission Rule
144. The Company shall forthwith upon request by any Investor furnish such

Investor (A) a written statement by the Company that it has complied with the reporting requirements required under Rule 144(c), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents filed by the Company with the Commission as any Investor may reasonably request in availing himself of an exemption for the sale of the Registrable Securities without registration under the 1933 Act.

        5.0 ENTIRE AGREEMENT.

        5.1 SOLE AGREEMENT. This Registration Rights Agreement (including any attachments and exhibits hereto) contains the Parties' sole and entire agreement regarding the subject matter hereof, and supersedes any other agreements between the Parties or their predecessors in interest pertaining to registration of the Registrable Securities (including but not limited to Section 11 of the Credit Agreement and Section 10 of the Warrants dated December 22, 1995). Notwithstanding the foregoing, this Registration Rights Agreement shall not in any manner affect or impair indemnification or other rights and obligations of either the Company or Trilon or Dominion with respect to the prior registration of any Common Stock or securities of the Company. Except as to Section 10 of the above-referenced Warrants or any comparable registration rights provisions of the other Warrants, the Warrants remain in full force and effect, enforceable in accordance with their respective terms.

        5.2 NO OTHER REPRESENTATIONS. The Parties acknowledge and agree that no Party has made any representations (a) concerning the subject matter hereof, or
(b) inducing the other Party to execute and deliver this Registration Rights Agreement, except those representations specifically referenced herein. The Parties have relied on their own judgment in entering into this Registration Rights Agreement.

        5.3 NO RELIANCE. The Parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No Party has relied on any such statements or representations in dealing with the other(s).

        6.0 NO MODIFICATIONS OR WAIVERS

        6.1 MUST BE WRITTEN. (a) Except with respect to the rights and obligations set forth in Section 3.5 hereof, waivers or modifications of this Registration Rights Agreement, or of any covenant, condition, limitation or term contained herein, are valid only if in writing that is separately signed or initialed by the Company and at least a Majority in Interest of Investors.

                (b) Modifications or waivers of Section 3.5 of this Registration Rights Agreement are valid only if in writing that is separately signed or initialed by the Company and each Investor affected thereby.

        6.2 NO USE AS EVIDENCE. One or more waivers or modifications of any covenant, term or condition in this Registration Rights Agreement by any Party shall not be construed by any other Party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the Parties arising out of or affecting this Registration Rights Agreement, or a Party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

        7.0 JOINT PREPARATION. The Parties to this Registration Rights Agreement have been represented by competent counsel. This Registration Rights Agreement is therefore deemed to have been jointly prepared by the Parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any Party under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

        8.0 COOPERATION AND FURTHER ACTIONS. The Parties agree to use reasonable best efforts to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Registration Rights Agreement.

        9.0 PROFESSIONAL FEES. If a lawsuit, arbitration, or other proceedings are instituted by any Party to enforce any of the terms or conditions of this Registration Rights Agreement against any other Party hereto, the prevailing Party in such litigation, arbitration, or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees (including but not limited to expert witness fees), court costs, arbitrators' fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such other proceedings as may be fixed by any court of competent jurisdiction, arbitrator, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this Section 10.0, any Party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing Party, regardless of amount of the damage awarded or whether the award or judgment was based upon all or some of such Party's claims or causes of action.

        10.0 COUNTERPARTS. This Registration Rights Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one and the same instrument.

        11.0 SEVERABILITY. If any part, clause, or condition of this Registration Rights Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made.

        12.0 SPECIFIC ENFORCEMENT. All of the Parties hereto acknowledge that the Parties will be irreparably damaged in the event that this Registration Rights Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and conditions of this Registration Rights Agreement by any of the Parties hereto, the other Parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree of specific performance, in accordance with the provisions hereof.

        13.0 BINDING UPON SUCCESSORS. This Registration Rights Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

        14.0 GOVERNING LAW AND VENUE. All questions concerning this Registration Rights Agreement, its construction, and the rights and liabilities of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of California as applied to contracts which are executed and performed entirely within the state. For purposes of this Registration Rights Agreement, sole and proper venue with respect to any action or proceeding relating to any dispute among or between the Parties shall be the County of Orange, State of California.

        15.0 INTERPRETATION.

        15.1 SECTION HEADINGS. The section headings of this Registration Rights Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

        15.2 CAPITALIZED TERMS. Except as otherwise expressly provided herein, all capitalized terms defined in this Registration Rights Agreement shall have the meaning ascribed to them herein.

        15.3 GENDER AND NUMBER. Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

        16.0 NOTICE. For purposes hereof, delivery of written notice shall be complete upon personal delivery, or upon mailing if mailed with proper postage paid by United States registered or certified mail, addressed to the Party at the address set forth below, or to such other mailing address as the Parties hereto may designate by written notice given in accordance with this Section
16.0. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in certified mail return receipt requested, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the Parties as follows:

               Company:                     Advanced Materials Group, Inc.
                                            20211 S. Susana Road
                                            Rancho Dominguez, CA 90221
                                            Attn:  Chief Financial Officer
                                            Tel. No. (310) 537-5444
                                            Fax No.  (310) 763-6869

               With required copy to
               Attorney for
               the Company:                 Day Campbell & McGill
                                            3070 Bristol, Suite 650
                                            Costa Mesa, CA 92626
                                            Attn:  Leonard J. McGill, Esq.
                                            Tel. No. (714) 429-2900
                                            Fax No.  (714) 429-2901

               To the Investor
               Representative
               or one or more
               Investor(s):                 The Busch Firm
                                            2532 Dupont Drive
                                            Irvine, California  92612
                                            Attn:  Timothy R. Busch, Esq.
                                            Tel. No. (714) 474-7368
                                            Fax No. (714) 474-7732

               With required
               copy to:                     Richard Pickup
                                            Wedbush Morgan Securities
                                            610 Newport Center Drive, 13th Floor
                                            Newport Beach, California 92660
                                            Tel. No. (714) 759-1311
                                            Fax No. (714) 759-9539

        Any Party may change the address to which to send notices by notifying the other Party of such change of address in writing in accordance with this
Section 16.0.

        17.0 TIME OF ESSENCE. The Parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by any Party shall constitute a material breach of this Registration Rights Agreement by the Party so failing to perform.

        18.0 RELATIONSHIP CREATED. Nothing contained herein or in any schedule, attachment, or exhibit hereto shall create any partnership, joint venture or other agreement between the Parties hereto.

        19.0 THIRD PARTY BENEFICIARIES. Except as expressly provided for in this Registration Rights Agreement, no term or provision of this Registration Rights Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a Party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

        IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above, at Irvine, California.

                                            ADVANCED MATERIALS GROUP, INC.,
                                            a Nevada corporation


                                            By:   [SIG]
                                                 -------------------------------
                                            Its:


                                                "COMPANY"



                                            TIMOTHY R. BUSCH LIVING
                                            TRUST DATED SEPTEMBER 7, 1983


                                            By:  /s/ TIMOTHY R. BUSCH
                                                 -------------------------------
                                                 TIMOTHY R. BUSCH
                                            Its: Trustee

                                                 "BUSCH"